Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Presidential Associates I Limited Partnership (the “Partnership”), on Form 10-KSB/A for the annual period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: September 3, 2008	By:	/s/ Eggert Dagbjartsson
Eggert Dagbjartsson
Chief Executive Officer and President

Date: September 3, 2008	By:	/s/ Andrew Prague
Andrew Prague
Chief Financial Officer